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                                                                   Exhibit 10.11

                          STRATEGIC ALLIANCE AGREEMENT

      THIS STRATEGIC ALLIANCE AGREEMENT is made as of April 12, 1999, by and between Open Solutions Inc. ("OSI"), a Delaware corporation with its principal place of business at 300 Winding Brook Drive, Glastonbury, Connecticut 06033, and HNC SOFTWARE INC. ("HNC"), a Delaware corporation with its principal place of business at 5930 Cornerstone Court West, San Diego, California 92121-3728.

                                    RECITALS

      A. OSI is a software development company specializing in application software for transaction processing in financial institutions. HNC is a software development company specializing in the application of neural network technology and other techniques of computational intelligence to advanced decision software solutions.

      B. The Parties desire to establish a worldwide strategic alliance for the cooperative development, marketing and exploitation of products and services uti1izing the technological capabilities of OSI and HNC.

      NOW, THEREFORE, in consideration of the premises and intended to be legally bound hereby, the Parties agree as follows:

1. DEFINITIONS. Capitalized terms used in this Agreement will have the following meanings:

"Affiliate" means, with respect to OSI or HNC, any other Person which, whether directly or indirectly, is controlled by or is under common control with OSI or HNC, as the case may be.

"Agreement" means this Strategic Alliance Agreement.

"Control" means the ownership, directly or indirectly, of more than fifty percent (50%) of the voting shares of an entity, or otherwise the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity.

"Disclosing Party" means either Party, when disclosing information to the other Party.

"Effective Date" means April 12, 1999.

"Joint Project" means any Project that is jointly conceived by the Parties, as evidenced by a written agreement signed by both of the parties.

"Parties" means OSI and HNC.


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Confidential and Proprietary Information

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"Party" means either of OSI or HNC.

"Person" means an individual, partnership, joint venture, association, corporation, limited liability company, trust or any other legal entity.

"Project" means each joint development, joint marketing, joint licensing or other joint undertaking of the Parties (including Joint Projects) with respect to a discrete product or service, or group of related products or services, during the term of this Agreement, evidenced by a writing signed by both Parties and specifically providing that it is to be covered by this Agreement.

"Project Agreement" means a written agreement or a project addendum to this Agreement, executed by an authorized representative of each Party, and which specifies the relative obligations of the Parties as to the planning, development, marketing and implementation tasks required to commercially exploit a Project, as well as the respective rights of each Party in and to the underlying intellectual property and resulting proceeds.

"HNC Software" means the HNC Software identified in any Project Addendum attached hereto, and includes all updates, documentation, enhancements and new versions of the HNC Software released during the term of the Project Addendum.

"OSI Software" means the OSI Software identified in any Project Addendum attached hereto, and includes all updates, documentation, enhancements and new versions of the OSI Software released during the term of the Project Addendum.

"Receiving Party" means either Party, when receiving information from the other Party.

2. SCOPE AND PURPOSE OF AGREEMENT. The purpose of this Agreement is to establish a non-exclusive, worldwide strategic alliance in which the Parties will cooperate in the development, marketing and exploitation of products utilizing HNC's software and technological expertise and OSI's software and technological expertise. Because the Parties acknowledge that it would be impractical to specify in advance the precise terms and conditions applicable to any or all of the particular products or services to be developed and marketed over the course of this alliance, the Parties have instead established the following general terms, which will serve as the legal and procedural foundation for discussing and reaching agreement on the projects to be undertaken by them. Accordingly, during the term of this Agreement, each Project will be subject to the terms and conditions of this Agreement, except to the extent that a written agreement regarding that Project, signed by an authorized representative of each Party, specifically identifies and expressly supersedes any given term of this Agreement.

3. CONFIDENTIALITY; PROPRIETARY RIGHTS.

      3.1 All information disclosed by a Disclosing Party to a Receiving Party during the term of this Agreement will be deemed to be confidential unless specifically designated as nonconfidential at the time of disclosure. Notwithstanding the foregoing, information will not be


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Confidential and Proprietary Information

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deemed confidential if it (i) was known to the Receiving Party, and such information was acquired through proper methods, prior to its receipt from the Disclosing Party, as evidenced by written records of the Receiving Party; (ii) is now or (through no act or failure on the part of the Receiving Party) later becomes generally known in the information services industry through no breach of this Agreement by the Receiving Party; (iii) is supplied to the Receiving Party by a third party that the Receiving Party in good faith believes is free to make that disclosure without restriction on disclosure; (iv) is disclosed by the Disclosing Party to a third party generally, without restriction on disclosure; or (v) is independently developed by the Receiving Party without use of any confidential information provided by the Disclosing Party.

      3.2 Except as provided in this subsection 3.2, the Receiving Party agrees that it will (i) treat all confidential information received from the Disclosing Party with at least the same degree of care which it applies to its own proprietary information, (ii) not divulge any confidential information, directly or indirectly, to any other Person, for any purpose whatsoever, and (iii) not make use of or copy such confidential information, except for the purposes permitted under this Agreement or an applicable Project Agreement. Such confidential information may be disclosed only to those employees, consultants, and permitted subcontractors of the Receiving Party who require access to such information for the purpose for which it was disclosed and who have nondisclosure obligations to the Receiving Party. In each case of permitted disclosure, each employee, consultant, or permitted subcontractor will be given only that limited portion of the confidential information that is necessary for the fulfillment of that Person's responsibilities consistent with this Agreement or the applicable Project Agreement. The Receiving Parry shall promptly report to the Disclosing Party any actual or suspect violation of this subsection and shall take further steps as may reasonably be requested by the Disclosing Party to prevent or remedy any such violation.

      3.3 Each Party agrees that the injury from any disclosure or unauthorized use of the other's confidential information will be of such a character that it cannot be adequately compensated by monetary damages. Accordingly, if a Receiving Party breaches this Agreement, the Disclosing Party may, in addition to pursuing its other remedies under the law, seek to obtain from any court having jurisdiction over the subject matter and the Parties an injunction restraining any violation, without (i) having to prove the inadequacy of monetary damages or (ii) posting bond or other security.

      3.4 If the Receiving Parry becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any confidential information, the Receiving Party will provide the Disclosing Party with prompt notice of that request(s) so that it may seek an appropriate protective order or other appropriate remedy and/or waive the Receiving Party's compliance with the provisions of this Agreement. If the Disclosing Party waives compliance with the applicable provisions of this Agreement or fails to obtain a protective order or other remedy, the Receiving Party agrees to furnish only that portion of the confidential information that it is legally required to furnish in the reasonable opinion of its counsel.


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      3.5 As soon as any item of confidential information ceases to be necessary or useful to the Receiving Parry for the purpose for which it was disclosed, the Disclosing Party may, subject to any rights that the Receiving Party may have acquired in or to that information pursuant to a Project Agreement, request its return or destruction, and the Receiving Party will promptly return to the Disclosing Party or destroy all documents or other media consisting of that confidential information, without retaining any copies, and will confirm in writing that it has done so.

      3.6 Notwithstanding any provision to the contrary contained in this Agreement, it is understood and agreed by the parties that:

      any HNC products and technology existing as of the Effective Date or as of the date of the applicable Project Agreement Effective Date and used in connection with HNC's provision of services and performance hereunder and/or incorporated into any items developed with respect to any Project undertaken hereunder (the "HNC Technology") is, and will remain, the sole and exclusive property of HNC, and, except as otherwise specifically provided in this Agreement and/or any Project Agreement, no license, right, title, interest in and/or to such HNC Technology is granted to OSI by virtue of this Agreement and/or any Project Agreement and/or HNC's performance hereunder. As such, HNC will continue to have the unfettered right to utilize the HNC Technology (and any portion or portions thereof) in any manner as determined by HNC in its sole and absolute discretion.

      any OSI products and technology existing as of the Effective Date or as of the date of the applicable Project Agreement Effective Date and used in connection with OSI's provision of services and performance hereunder and/or incorporated into any items developed with respect to any Project undertaken hereunder (the "OSI Technology") is, and will remain, the sole and exclusive property of OSI, and, except as otherwise specifically provided in this Agreement and/or any Project Agreement, no license, right, title, interest in and/or to such OSI Technology is granted to HNC by virtue of this Agreement and/or any Project Agreement and/or OSI's performance hereunder. As such, OSI will continue to have the unfettered right to utilize the OSI Technology (and any portion or portions thereof) in any manner as determined by OSI in its sole and absolute discretion.

Unless otherwise specifically provided in a Project Agreement attached to this
Agreement:

      HNC will retain all right, title and interest to any modifications made to the HNC Technology, derivative works derived from the HNC Technology, and/or incorporating the HNC Technology pursuant to this Agreement and/or any Project Agreement (including, without limitation, any source code for said modifications and the right to own all patents and copyrights relating thereto) including, but not limited to, modifications to enable the HNC Technology to function on a different operating system.

      OSI will retain all right, title and interest to any modifications made to the OSI Technology, derivative works derived from the OSI Technology, and/or incorporating the OSI Technology pursuant to this Agreement and/or any Project Agreement (including,


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      without limitation, any source code for said modifications and the right to own all patents and copyrights relating thereto) including, but not limited to, modifications to enable the OSI Technology to function on a different operating system.

4. NONSOLICITATION. Neither Party will, during the term of this Agreement and for six (6) months after its termination or expiration, without the prior written consent of the other Party, for its own account or jointly with another, directly or indirectly, for or on behalf of any Person, as principal, agent or otherwise, solicit or induce, or in any manner attempt to solicit or induce, any Person employed or engaged by the other Party (including, without limitation, as an employee or independent contractor or agent known to be exclusively engaged by the other party), to leave that Person's employment or engagement. Notwithstanding the foregoing, this Section 4 shall not preclude either Party from hiring any Person employed by the other Party where such Person independently responds to an employment opportunity broadcast by the Party to the general public (e.g., via newspaper, magazine, broadcast, Internet, etc.) and has not otherwise been in direct contact with the Party as a key person during the course of performance of this Agreement.

5. PROJECT AGREEMENTS.

      5.1 Joint Projects.

            (A) Each time the Parties conceive of a Joint Project, they will work in good faith to negotiate, prepare and execute a Project Agreement as soon as reasonably practicable.

            (B) If the Parties are unable to agree upon the terms of a Project Agreement governing a Joint Project, each Party may proceed to develop and market the underlying products and services independently, provided no proprietary and/or Confidential Information of the other party is used with respect to such independent undertaking.

      5.2 Preservation of Intellectual Property Rights. Nothing in subsection 5.lB permitting the independent development and marketing of information, goods or services that would otherwise be subject to this Agreement is intended to permit either Party to violate the provisions of this Agreement, including without limitation subsections 3.1 and 3.2.

      5.3 Standard Clauses for Project Agreements. The confidentiality provisions of subsections 3.1 through 3.6 and the standard clauses in Exhibit A attached hereto will be included in each Project Agreement, with only those changes that are necessary to reflect the form of the underlying transaction while preserving the intent of such terms. Every Project Agreement that involves the licensing of software by one Party to the other will include, as an ancillary agreement, a source code escrow agreement, the terms and conditions of which will be negotiated in good faith by the Parties on a case-by-case basis.



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6. GRANT OF MARKETING LICENSE

      6.1 OSI grants to HNC a non-exclusive, non-transferable, worldwide, paid-up, unlimited, royalty free, right and license without the right to sub-license, to use, reproduce and distribute (internally) copies of the OSI Software for use in internal and customer non-billable external training, proof-of-concept activities, presentations, prototyping, benchmarking, OSI Software evaluations, demonstrations and other marketing and services activities.

      6.2 HNC grants to OSI a non-exclusive, non-transferable, worldwide, paid-up, unlimited, royalty free, right and license, without the right to sub-license, to use, reproduce and distribute (internally) copies of the HNC Software for use in internal and customer non-billable external training, proof-of-concept activities, presentations, prototyping, benchmarking, HNC Software evaluations, demonstrations and other marketing and services activities.

      6.3 The Receiving Party shall not alter or remove any patent, copyright, trademark and/or other notices contained on or in copies of the software received under this Agreement and/or any Project Agreement. The existence of any such copyright notice shall not be construed as an admission or deemed to create a presumption, that publishing of such material has occurred.

7. END-USER LICENSES/RESPONSIBILITY FOR PRODUCTS

7.1 Except as otherwise agreed, HNC or its agents will be responsible for providing and executing end-user license agreements for the HNC Software with the end users; and OSI or its agents will be responsible for providing and executing end-user license agreement for the OSI Software with the end-users.

7.2 Except as otherwise set forth in a Project Agreement, HNC is responsible for the promotion, sale, installation and maintenance of the HNC Software, and OSI is responsible for the promotion, sale, installation and maintenance of the OSI Software.

7.3 If a third party complains or brings a complaint against HNC in relation to the OSI Software, or against OSI in relation to the HNC Software, OSI and HNC, respectively, will (i) resolve the complaint; and (ii) defend the claim at its expense and pay any damages awarded, provided it is given prompt notice and full control of the defense.

8. IP INDEMNIFICATION

8.1 HNC will defend and indemnify OSI against any third-party claim alleging that the HNC Software infringes any patent, or copyright, trade secret or other proprietary right, provided that HNC is given prompt notice of the claim and full control of the defense. HNC will not be


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obligated to defend or indemnify OSI if such claim is based on a modification of the HNC Software by OSI, or a combination of the HNC Software with other products not supplied by HNC nor authorized by HNC to be combined with its software, if the HNC Software would not have infringed absent such modification or combination.

8.2 OSI will defend and indemnify HNC against any third-party claim alleging that the OSI Software infringes any patent, or copyright, trade secret or other proprietary right, provided that OSI is given prompt notice of the claim and full control of the defense. OSI will not be obligated to defend or indemnify HNC if such claim is based on a modification of the OSI Software by HNC, or a combination of the OSI Software with other products not supplied by OSI nor authorized by OSI to be combined with its software, if the OSI Software would not have infringed absent such modification or combination.

9. MEDIA RELEASES

Except for any announcement intended solely for internal distribution or any disclosure required by legal, accounting, or regulatory requirements beyond the reasonable control of the parties, all media releases, public announcements, or public disclosure for general distribution (including, but not limited to, promotional or marketing material) by either party, or by their employees or agents, relating to this Agreement and/or any Project Agreement or its subject matter, other than general statements that a contractual relationship exists between the parties, will be coordinated with and approved in writing by the other party prior to its release.

10. TERM AND TERMINATION.

      10.1 Termination Without Cause. Unless earlier terminated by either Party pursuant to Section 10.2 below, this Agreement will be in effect for an initial term of one (1) year from the Effective Date, at which time this Agreement will automatically renew for one or more subsequent renewal terms of one (1) year each on each anniversary of the Effective Date unless either Party sends thirty
(30) days written notice to the other Party of its intent not to renew this Agreement prior to the end of (i) the initial term or (ii) any subsequent renewal term.

      10.2 Termination for Cause. Either Party may terminate this Agreement upon the occurrence of any of the following events:

            (A) Breach by the other Party of any of the material terms, obligations, covenants, representations or warranties under this Agreement (including, but not limited to, those contained in Section 3 of this Agreement) and the failure of the breaching Party to cure that breach within thirty (30) days from receipt of written notice from the non-breaching Party identifying the breach; provided that if the breach is not reasonably capable of cure within a thirty (30) day period, the breaching party may avoid termination under this subsection 10.2 by promptly commencing efforts to cure the breach and diligently prosecuting the cure to completion as soon as practicable, but not later than one hundred and twenty (120) days from the receipt of notice from the non-breaching Party; or


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            (B) The other Party is declared insolvent or bankrupt, or makes an assignment of substantially all of its assets for the benefit of creditors, or a receiver is appointed or any proceeding is demanded by, for or against the other Party under any provision of the federal Bankruptcy Act or any amendment to that Act (provided, however, that termination will not be permitted if such a proceeding is brought against a Party and is terminated by that Party within thirty (30) days); or

            (C) The other Party attempts to assign this Agreement within the meaning of subsection 12.1 without obtaining the prior written consent of the terminating Party.

      10.3 Continuing Validity of Project Agreements. Notwithstanding anything in this Agreement that may be construed to the contrary, the termination or expiration of this Agreement will not rescind or otherwise terminate any Project Agreement then in effect, unless a Project Agreement specifically provides that it will terminate upon termination or expiration of this Agreement.

      10.4 Survival. The obligations of subsections 3.1 through 3.6, and 7.3, and Section 4, 5, 8 and 11 will continue in effect after termination of this Agreement.

      10.5 Return of Licensed Materials. Upon any termination of the license granted under this Agreement and/or any Project Agreement, each Party shall return to the other Party (or at the option of the other Party, destroy and certify in writing that it has destroyed) the original and all copies of the OSI Software or HNC Software, as the case may be, including partial copies, if any.

11. LIMITATION OF LIABILITY.

NEITHER HNC NOR OSI SHALL BE LIABLE TO THE OTHER FOR INDIRECT, CONSEQUENTIAL, SPECIAL OR ECONOMIC DAMAGES OF ANY TYPE, INCLUDING LOST PROFITS. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR PUNITIVE DAMAGES. THE REMEDIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE.

12. PROVISIONS OF GENERAL APPLICABILITY.

      12.1 Assignment. Neither Party may assign or subcontract its rights or obligations under this Agreement without the prior written consent of the other Party. Such consent will not be unreasonably withheld.

      12.2 Non-Waiver. Neither Party will, by the lapse of time, and without giving written notice, be deemed to have waived any of its rights under this Agreement. No waiver of a breach of this Agreement will constitute a waiver of any prior or subsequent breach of this Agreement or of any similar or related provision in any Project Agreement.

      12.3 Entire Agreement: Amendment. This Agreement and the exhibits attached hereto constitute the entire understanding of the Parties with respect to the overall strategic alliance and


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the individual cooperative ventures to be carried out by the Parties and supersedes all prior communications regarding its subject matter, although the Parties understand and agree that subsequent Project Agreements will provide further terms and conditions applicable to particular Projects. This Agreement will not be more strongly construed against either Party, regardless of who is more responsible for its preparation. This Agreement may not be amended except by a written agreement that acknowledges modification of this Agreement and which is signed by authorized representatives of OSI and HNC. No Project Agreement will be construed as an amendment of this Agreement unless the Parties' intent to amend this Agreement is clearly stated in such Project Agreement.

      12.4 Notices. Notices given under this Agreement must be in writing and must be (i) served personally, or (ii) delivered by first class U.S. mail, certified or registered, postage prepaid and addressed to the addressees set forth below, or (iii) delivered by overnight courier service, addressed to the addressees as set forth below. Notices will be deemed received at the earlier of actual receipt in the case of personal service, overnight courier, or U.S. Mail delivery. The Parties may change their addresses by giving notice of such change to the other Party as provided in this subsection 12.4.

           If to OSI:
                           Mr. Michael D. Nicastro
                           Vice President
                           Open Solutions Inc.
                           860-652-3155
                           860-652-7482 (FAX)

           If to HNC:      Mr. Raymond V. Thomas, Vice President, Finance and
                           Administration; Chief Financial Officer
                           HNC Software Inc.
                           5930 Cornerstone Court West
                           San Diego, California 92121-3728
                           Telephone:    619-546-8877
                           Facsimile:    (619) 452-6524

      12.5 Severability. If any part of this Agreement and/or any Project Agreement are found to be illegal or unenforceable, then that part will be curtailed only to the extent necessary to make it, and the remainder of the Agreement and/or any Project Agreement, legal and enforceable.

      12.6 Applicable Law. This Agreement and or any Project Agreement will be governed solely by the internal laws of the State of Connecticut, without regard to principles of conflicts of law.


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      12.7 Independent Contracting Parties. Nothing in this Agreement creates a joint venture, partnership, principal-agent or mutual agency relationship between the Parties. No Party has any right or power under this Agreement to create any obligation, expressed or implied, on behalf of the other Party. No employee of a Party will be deemed to be an employee of the other Party by virtue of this Agreement.

      12.8 Headings. The titles or captions used in this Agreement are for convenience only and will not be used to construe or interpret any provision hereof.

      12.9 Authority. Each person signing below represents and warrants that he or she has the necessary authority to bind the principal set forth below. OSI and HNC represent and warrant that they have the authority to bind each of their subsidiaries to this Agreement to the same extent as if such subsidiaries had executed this Agreement.

      12.10 Counterparts. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures hereto were upon the same instrument.

      IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.


OPEN SOLUTIONS INC.,                      HNC SOFTWARE INC.,
a Delaware corporation                    a Delaware corporation


By: /s/ Douglas K. Anderson               By:
    -------------------------                 ----------------------------
    Douglas K. Anderson                       Michael Thiemann
    Chairman & CEO                            President, HNC Financial Solutions



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behalf of the other Party. No employee of a Party will be deemed to be an employee of the other Party by virtue of this Agreement.

      12.8 Headings. The titles or captions used in this Agreement are for convenience only and will not be used to construe or interpret any provision hereof.

      12.9 Authority. Each person signing below represents and warrants that he or she has the necessary authority to bind the principal set forth below. OSI and HNC represent and warrant that they have the authority to bind each of their subsidiaries to this Agreement to the same extent as if such subsidiaries had executed this Agreement.

      12.10 Counterparts. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures hereto were upon the same instrument.

      IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.


OPEN SOLUTIONS INC.,                      HNC SOFTWARE INC.,
a Delaware corporation                    a Delaware corporation


By:                                       By: /s/ Michael Thiemann
    -------------------------                 ----------------------------
    Douglas K. Anderson                       Michael Thiemann
    Chairman & CEO                            President, HNC Financial Solutions


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